                                POWER OF ATTORNEY

STATE OF OKLAHOMA                     )
                                      )    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF OKLAHOMA                    )

        I, Donald L. Dillingham, do hereby appoint Benjamin E. Russ and Michael
G. Moore, each of Oklahoma County, Oklahoma, my true and lawful attorneys-in-fact (each an "Attorney-in-Fact" and, collectively, the
"Attorneys-in-Fact"), each, individually or jointly, to have full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

            1)  To execute and file for and on behalf of me, in my capacity as one or more of an officer, director, or significant stockholder of Gulfport Energy Corporation or any of its subsidiaries
                (collectively, the "Company"), reports or other filings under
                Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including without limitation, Forms 3,
                4 and 5, including any amendments, corrections, supplements or other changes thereto;

            2)  To do and perform any and all acts for and on behalf of me which you (in your sole discretion) determine may be necessary or desirable to complete and execute any such reports or other filings and timely file same with the United States Securities and Exchange Commission and any stock exchange or similar
                authority; and

            3)  To take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such
                Attorney-in-Fact, may be of benefit to, in the interest of, or legally required by me, it being understood that the documents executed by such Attorney-in-Fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such Attorney-in-Fact's discretion.

        I hereby grant to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done (in such Attorney-in-Fact's sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the
Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the
Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section
16 of the Securities Exchange Act of 1934, as amended.

        This Power of Attorney shall remain in full force and effect until I am no longer subject to Section 16 of the Securities Exchange Act of 1934 with respect to the my holdings of and transactions in securities issued by the
Company, unless earlier revoked by me in a signed writing delivered to the
Attorneys-in-Fact.

        Liability. Each Attorney-in-Fact shall have no liability or obligation with respect to the powers granted herein except for and to the extent of such
Attorney-in-Fact's willful misconduct. In no event shall any Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

        Severability. The provisions of this Power of Attorney shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof;
provided that if any provision of this Power of Attorney, as applied to me or to any Attorney-in-Fact or any circumstance, is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, then such governmental body, arbitrator or mediator shall have the power to modify the provision in a manner consistent with the objectives of this Power of
Attorney such that it is enforceable, and/or to delete specific words or phrases, and in it its reduced form, such provision shall be enforceable and shall be enforced, but in any case, only to the extent required to make such provision enforceable.

        Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER,
AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS
OF THE STATE OF OKLAHOMA, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLE WHICH, IF
APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION.

        IN WITNESS WHEREOF, I have executed this Power of Attorney as of
November 21, 2007.

                             Signature: /s/ DONALD L. DILLINGHAM

                             Name:      Donald L. Dillingham

STATE OF OKLAHOMA            )
                             )
COUNTY OF OKLAHOMA           )

        BEFORE ME, the undersigned Notary Public in and for the State of
Oklahoma, on this day personally appeared Donald L. Dillingham, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 21st day of November, 2007.

                                        /s/ MOLLY BROWN
                                        Notary Public in and for
                                        The State of Oklahoma
                                        My Commission Expires: 03/30/2008